Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries included in our consolidated financial statements and the state or country of incorporation of each:

Organization	Percentage of ownership	State or other jurisdiction of ownership
Alphagen Capital Limited	100	UK
Gartmore Investment Management Limited	100	UK
Gartmore Services Limited	100	Jersey (Channel Islands)
Henderson Equity Partners Funds Limited	100	Jersey (Channel Islands)
Henderson Equity Partners Jersey (GP) Limited	100	Jersey (Channel Islands)
Henderson Equity Partners Limited	100	UK
Henderson Global Investors (Holdings) Limited	100	UK
Henderson Global Investors Asset Management Limited	100	UK
Henderson Holdings Limited	100	UK
Henderson Unit Trusts Limited	100	UK
HGI (Investments) Limited	100	UK
HGP2 Limited	100	UK
Janus Henderson Administration UK Limited	100	UK
Janus Henderson Advisers US LLC	100	Delaware
Janus Henderson Distributors US LLC	100	Delaware
Janus Henderson Cayman Islands (Holdings) LLC	100	UK
Janus Henderson Emerging Markets Private Investments Limited	100	United Arab Emirates
Janus Henderson Fund Management UK Limited	100	UK
Janus Henderson Indices LLC	100	Delaware
Janus Henderson Investors (Australia) Funds Management Limited	100	Australia
Janus Henderson Investors (Australia) Institutional Funds Management Limited	100	Australia
Janus Henderson Investors (Australia) Limited	100	Australia
Janus Henderson Investors (Hong Kong) Limited	100	Hong Kong
Janus Henderson Investors (Japan) Limited	100	Japan
Janus Henderson Investors (Jersey) Limited	100	UK
Janus Henderson Investors (Schweiz) AG	100	Switzerland
Janus Henderson Investors (Singapore) Limited	100	Singapore
Janus Henderson Investors Europe SA	100	Luxembourg
Janus Henderson Investors International Limited	100	UK
Janus Henderson Investors Taiwan Limited	100	Taiwan
Janus Henderson Investors UK Limited	100	UK
Janus Henderson Investors US (Holdings) LLC	100	Nevada
Janus Henderson Investors US LLC	100	Delaware
Janus Henderson Jersey (Holdings) Limited	100	UK
Janus Henderson Management US Corporation	100	Delaware
Janus Henderson Secretarial Services Limited	100	UK
Janus Henderson Services US LLC	100	Delaware
Janus Henderson UK (Holdings) Limited	100	UK
Janus Henderson US (Holdings) Inc.	100	Delaware
Janus Henderson US (Holdings) LLC	100	Nevada
Kapstream Capital Pty Limited	100	Australia
Tabula Holdings Limited	100	UK
Tabula Investment Management Limited	100	UK
UKFP (Asia) Nominees Limited	100	British Virgin Islands
Victory Park Capital Advisors LLC	55	Illinois
Victory Park Management LLC	55	Illinois
VS Holdings Inc.	100	Delaware

Interests in joint ventures
Privacore Capital, LLC	49	Delaware

Certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X, have been omitted.